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                                                                     EXHIBIT (9)

                             CONTRIBUTION AGREEMENT


     This Contribution Agreement (this "Agreement") is made as of _________ __, 1998 among MediaOne Cable Partnership Holdings, Inc., formerly named U S WEST Cable Partnership Holdings, Inc., and MediaOne UK Cable, Inc., formerly named
U S WEST UK Cable, Inc. (collectively, the "MediaOne Members"), United Artists Programming-Europe, Inc. (the "TINTA Member") and TW Holdings, L.L.C., a Colorado limited liability company (the "Company").


                                    RECITALS

     The MediaOne Members and the TINTA Member (collectively, the "Members") are all of the members of the Company. The Company beneficially owns ordinary and convertible preference shares of Telewest Communications plc ("Telewest") that were previously contributed to it by the Members. The Members wish to provide for additional contributions to the Company as required by the Subscription Agreement dated April 15, 1998 among Telewest, MediaOne Group, Inc. (formerly named U S WEST, Inc.), Tele-Communications International, Inc. and Cox Communications, Inc., as amended and restated by the Amended and Restated Subscription Agreement among those parties dated as of April 15, 1998 (together, the "Subscription Agreement") and to amend and restate the Company's operating agreement in connection therewith. Capitalized terms used but not defined in this Agreement will have the meanings given them in the Subscription Agreement.

     In consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:


                       I. CONTRIBUTIONS; OTHER AGREEMENTS

     1.1 Contributions to the Company. Subject to the terms and conditions set forth in the Subscription Agreement, promptly after they have received notice from Telewest of the number of Primary Subscription Shares taken up by Public Telewest Shareholders, (a) the TINTA Member will contribute to the Company cash in the amount required to permit the Company to subscribe for and purchase the Primary Subscription Shares that were not taken up by the Public Telewest Shareholders, to the extent of the TINTA Member's Proportionate Commitment, plus an amount equal to the aggregate Open Offer Price of the TINTA Committed Shares and (b) the MediaOne Members will contribute to the Company cash in the amount required to permit the Company to subscribe for and purchase the Primary Subscription Shares that were not taken up by the Public Telewest Shareholders, to the extent of the MediaOne Members' Proportionate Commitment, and the Secondary Subscription Shares that were not taken up by the Public Telewest Shareholders plus an amount equal to the aggregate Open Offer Price of the MediaOne Committed Shares.

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     1.2 Company Subscription for Primary and Secondary Subscription Shares. The
Company will subscribe for (a) the Primary Subscription Shares that are not taken up by the Public Telewest Shareholders to the extent of the TINTA Member's and the MediaOne Members' Proportionate Commitments pursuant to Section 5.3 of the Subscription Agreement and (b) the Secondary Subscription Shares (to the extent not taken up by the Public Telewest Shareholders) pursuant to Section 5.4 of the Subscription Agreement, and when such shares are allotted to the Company by Telewest the Company will purchase such shares with the cash contributed to it by the Members pursuant to Section 1.1.

     1.3 Subscription for Committed Shares. Prior to the Latest Application Time
(a) the TINTA Member will subscribe for the TINTA Committed Shares and (b) the MediaOne Members will subscribe for the MediaOne Committed Shares pursuant to
Section 4.1 of the Subscription Agreement, and when such shares are allotted to the Members by Telewest the Members will purchase such shares with cash provided by the Company.

     1.4 Other Agreements. At the time the transactions contemplated by this Agreement are consummated (the "Closing"), each Member will execute and deliver:

          (a) an Amended and Restated Operating Agreement for the Company in the form of Exhibit A;

          (b) a Nominee Agreement in the form of Exhibit B in respect of the TINTA Committed Shares or the MediaOne Committed Shares, as applicable; and

          (c) a Declaration of Trust in the form of Exhibit C for the TINTA Committed Shares or the MediaOne Committed Shares, as applicable.


                II. REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

     Each Member represents and warrants to the other Members and the Company that:

     2.1 Organization, Good Standing and Authority. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite corporate power and authority to carry on its business as it is now being conducted and to enter into and to perform its obligations under this Agreement, the Operating Agreement and the other agreements to be executed and delivered by it pursuant to this Agreement.

     2.2 Authorization and Validity; No Conflicts. The execution and delivery by such Member of, and the performance by it of its obligations under, this Agreement, the Operating Agreement and the other agreements to be executed and


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delivered by it pursuant to this Agreement have been duly authorized by all requisite corporate action. This Agreement constitutes, and when executed and delivered by such Member, the Operating Agreement and the other agreements to be executed and delivered by it pursuant to this Agreement will constitute, its legal, valid and binding obligations, enforceable in accordance with their respective terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles. The execution and delivery by such Member of, and the performance by it of its obligations under, this Agreement, the Operating Agreement and the other agreements to be executed and delivered by it pursuant to this Agreement will not violate its articles or certificate of incorporation or bylaws or, subject to the Subscription Agreement becoming unconditional, any material agreement to which it is a party or by which it is bound or affected or any applicable law, regulation or rule.

     2.3 Consents. Except as required for the Subscription Agreement to become unconditional, no consent or approval of, notice to or filing with, any other Person is required in connection with the execution, delivery and performance by such Member of this Agreement, the Operating Agreement and the other agreements to be executed and delivered by it pursuant to this Agreement or the consummation by it of the transactions contemplated hereby or thereby.

     2.4 No Liens on Telewest Shares. Except with respect to the rights and obligations of the parties set forth in the Nominee Agreements, the Declarations of Trust and the Operating Agreement to be executed and delivered pursuant to this Agreement, when delivered by such Member at the Closing the ordinary shares of Telewest to be contributed by such Member to the Company will be owned by the Company free and clear of any lien, charge, encumbrance, security interest or any other right of any third party whatsoever, except those imposed by the Articles of Association of Telewest, the Nominee Agreements and Declarations of Trust required by this Agreement or applicable law.


                    III. CONDITION TO OBLIGATIONS OF PARTIES

     No party will have any obligation to consummate the transactions contemplated by this Agreement unless the Subscription Agreement becomes unconditional in accordance with its terms.


                            IV. INTENTIONALLY OMITTED


                                V. MISCELLANEOUS

     5.1 Notices. All notices, requests, demands and other communications called for or contemplated hereunder will be in writing and will be deemed to have been

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duly given if delivered in person or by certified or registered mail, prepaid, or sent by courier or confirmed telecopy. Notices will be addressed to the Company at its registered address and to the Members at their addresses set forth on the books of the Company. Any party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section. All notices will be deemed to have been received on the date of delivery or on the third Business Day after the mailing thereof.

     5.2 Confidentiality. Whether or not the transactions contemplated hereby are consummated, each party will keep confidential any non-public information obtained from the other in connection with the transactions contemplated by this Agreement, will not utilize such information for any purpose and will return to the other party all documents, work papers and other materials obtained by it in connection with the transactions contemplated hereby.

     5.3 Modification; Waiver. This Agreement may be modified only by a writing signed by all parties, and no provision or condition herein may be waived other than by a writing signed by the party waiving such provision or condition.

     5.4 Headings. Article and Section headings in this Agreement are for the sole purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Agreement or any part hereof, and such headings will not be considered in interpreting or construing this Agreement.

     5.5 Assignment. No party will assign any of its rights under this Agreement or delegate its duties hereunder unless it obtains the prior written consent of the other parties, which consent may be withheld at each such party's absolute discretion.

     5.6 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original and all of which taken together will constitute one instrument.

     5.7 Additional Documents. At the Closing and from time to time after the Closing, at any party's request and without further consideration, the other parties will execute and deliver such other instruments of conveyance and transfer and take such other action as may reasonably be required to effectively carry out the transactions contemplated by this Agreement.

     5.8 Other Provisions. This Agreement together with its exhibits and the Operating Agreement constitute the entire agreement of the parties regarding the subject matter hereof and thereof, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are hereby merged into this Agreement and the Operating Agreement. This Agreement will be binding upon and inure to the benefit of the parties and, subject to the


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limitations set forth in Section 5.5, their respective successors and assigns.
The provisions of this Agreement are for the exclusive benefit of the parties and their permitted successors and assigns, and no other person or entity is intended to be a third party beneficiary or to have any rights by virtue of this Agreement.

     5.9 Governing Law. This Agreement will be governed by the laws of the State of Colorado, without regard to any conflicts of laws principles.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       MEDIAONE CABLE PARTNERSHIP HOLDINGS, INC.


                                       By:
                                          -------------------------------------

                                       Its:
                                           ------------------------------------


                                       MEDIAONE UK CABLE, INC.


                                       By:
                                          -------------------------------------

                                       Its:
                                           ------------------------------------


                                       UNITED ARTISTS PROGRAMMING-EUROPE, INC.


                                       By:
                                          -------------------------------------

                                       Its:
                                           ------------------------------------


                                       TW HOLDINGS, L.L.C.


                                       By:
                                          -------------------------------------

                                       Its:
                                           ------------------------------------

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                                       TW HOLDINGS, L.L.C.


                                       By:
                                          -------------------------------------
                                                  Stephen M. Brett
                                                  Managing Director


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                                    EXHIBIT B

                                NOMINEE AGREEMENT

     This Nominee Agreement (this "Agreement") is entered into as of ______ ___, 1998 by and between TW Holdings, L.L.C., a Colorado limited liability company (the "Owner"), and United Artists Programming-Europe, Inc. (the "Nominee").

     Whereas, the Owner is the beneficial owner of _________ Ordinary Shares of Telewest Communications plc which have been purchased with cash contributed to the Owner by the Nominee (the "Shares"); and

     Whereas, the Owner and the Nominee wish to set forth the terms and conditions upon which the Nominee will agree to serve as the record holder of the Shares, as nominee only, on behalf of the Owner.

     In consideration of the mutual benefits to be derived from this Agreement, the parties agree as follows:

     1. Nominee shall be and remain during the term hereof the record holder of the Shares for the benefit of the Owner.

     2. All legal and beneficial ownership rights in the Shares shall reside in the Owner. Nominee shall hold, vote, dispose of and otherwise act in respect of the Shares in accordance with, and only in accordance with, the instructions of the Owner as given by the Owner in its sole discretion from time to time. Nominee shall not take any action in respect of the Shares except as specifically instructed by the Owner.

     3. Either party may terminate this Agreement at any time in its discretion upon 10 days' prior written notice to the other. Upon any such termination Nominee shall promptly surrender to the Owner any certificates representing Shares, duly endorsed for transfer or accompanied by stock powers duly executed in blank, and shall take any other actions necessary or advisable to cause the Owner or other transferee designated by the Owner to be reflected as the record holder of the Shares on the books of Telewest Communications plc.

     4. This Agreement contemplates the personal services of Nominee and may not be assigned by it without the prior written consent of the Owner.

     Executed as of the date first above written.

TW HOLDINGS, L.L.C.                      UNITED ARTISTS PROGRAMMING-EUROPE, INC.


By:                                      By:
    ---------------------------------        ----------------------------------
    Managing Director
                                         Title:
                                                --------------------------------

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                                    EXHIBIT C

                              DECLARATION OF TRUST
                              IN RESPECT OF SHARES
                         IN TELEWEST COMMUNICATIONS PLC


We, United Artists Programming-Europe, Inc., of 5619 DTC Parkway, Englewood, Colorado, declare that ____________ ordinary shares (the "Shares") in the capital of Telewest Communications plc (the "Company") registered in our name in the Company's register of members are held by us on trust for TW Holdings, L.L.C., a Colorado limited liability company (the "Beneficial Owner").

We agree:

1. not to transfer or otherwise dispose of the Shares except as the Beneficial Owner directs;

2. at the request of the Beneficial Owner to transfer or join in the transfer of the Shares to the Beneficial Owner or as it directs;

3. to account promptly to the Beneficial Owner for all dividends and other distributions received by us in respect of the Shares;

4. to give promptly to the Beneficial Owner a copy of all notices and other communications in respect of the Shares received by us from the Company or any other person; and

5. to exercise all voting and other rights which we may have as registered holder of the Shares as the Beneficial Owner directs.

We have given to the Beneficial Owner a transfer form executed in blank in respect of the Shares. We authorize the Beneficial Owner to complete and date the transfer form as it thinks fit.

This declaration of trust is made by way of deed and is governed by English law.

Dated:                , 1998
      ------------ ---

Executed as a deed by UNITED ARTISTS PROGRAMMING-EUROPE, INC.


                                              Attest:
 By:
     ------------------------------------

 Title:
        ---------------------------------     ---------------------------------
                                              Assistant Secretary